SHARE PURCHASE AND SHARE EXCHANGE AGREEMENT

THIS SHARE PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") effective as of the 24th day of April, 2002, by and between Millennium Capital Venture Holdings, Inc., a public reporting company incorporated under the laws of the State of Delaware corporation ("Millennium"), Bruno Desmarais, an individual residing in the Province of Quebec, Canada ("Desmarais") and Guitron Corporation Inc., a private Quebec corporation ("Guitron"), Richard Duffy, an individual residing in the Province of Quebec, Canada ("Duffy") and the shareholders of Guitron (the "Guitron Shareholders") collectively herein called the Parties.

WHEREAS, Desmarais is a shareholder in Millennium;

WHEREAS, Desmarais wishes to sell 5,000,000 shares of common stock of Millennium, a portion of which are in his name and the remaining portion he can cause to be delivered and sold, which shares in total represent approximately 83.5% of the total issued and outstanding stock of Millennium (the "Millennium Shares");

WHEREAS, Duffy and other investors which he represents (the "Duffy Group") wishes to purchase the Millennium Shares in exchange for $400,000 US (the "Millennium Share Purchase Price");

WHEREAS, Millennium, upon the Duffy Group's acquisition of the shares of Millennium referred to in the preceding paragraph, wishes to acquire all, or substantially all, of the issued and outstanding shares of common stock of Guitron, which are held by the Guitron Shareholders;

WHEREAS, the Guitron Shareholders desire to exchange their shares of Guitron for shares of Millennium; and

WHEREAS, the Parties wish to define the terms and conditions required for closing and to make provision for an escrow agent effect the closing of the transactions as contemplated in this Share Exchange Agreement.

NOW THEREFORE in consideration of the agreements set forth below and other good and valuable consideration, the Parties agree to enter into this Agreement and to take any and all actions to fulfill the terms of this Agreement.

1. DEFINITIONS

A. "Contracts" shall mean all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

B. "Escrow Agent" shall mean the law firm of Lawler and Associates.

C. "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

D. "Permits" shall mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

E. "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2. SHARE PURCHASE AND SHARE EXCHANGE

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the parties each agree to the following transactions:

A. The Duffy Group shall purchase the Millennium Shares in exchange for payment of the Millennium Share Purchase Price pursuant to the terms of payment set forth in paragraphs 3.A.1 and 4.A below.

B. The Guitron Shareholders shall exchange with Millennium all of their respectively owned shares of common stock of Guitron, no par value per share (the "Guitron Shares") for 16,000,000 shares of Millennium's common stock $.0001 par value, (the "Exchange Shares"), at the rate determined by dividing 16,000,000 by the total issued and outstanding shares of Guitron as of the Escrow Date (as such term is defined below).

3. ESCROW

A. Subject to the conditions set forth in this Agreement, the following items shall be placed into an escrow held by the Escrow Agent (the "Escrow") on or before the fifteenth (15th) day from the date of Millennium's receipt of the approval described in paragraph 8.A hereof, or such other date agreed to between the parties (the "Escrow Date"):

(1) Delivery by the Duffy Group to the Escrow Agent for the benefit of Desmarais an initial payment of the Millennium Share Purchase Price in the amount of $50,000.

(2) Delivery by the Guitron Shareholders to the Escrow Agent of stock certificates representing no less that 75% of all of the issued and outstanding Guitron Shares, with such powers of attorney, corporate resolutions and medallion signature guarantees as necessary to effect the transfer of such Guitron Shares to Millennium, which the Escrow Agent shall hold pending satisfaction of the conditions set forth in Paragraph 4 below (the "Escrow").

(3) Delivery by Millennium of the Exchange Shares, which the Escrow Agent shall hold in the Escrow pending satisfaction of the conditions set forth in Paragraph 4 below.

(4) Delivery by Desmarais and the other shareholders of Millennium to the Escrow Agent of stock certificates representing the Millennium Shares, which the Escrow Agent shall hold in the Escrow pending satisfaction of the conditions set forth in Paragraph 4 below.

(5) Delivery by Duffy of an assignment to Demarais of all amounts owed to Duffy by Guitron and an executed stock power of attorney and any other documents required to transfer a total of 6,000,000 of the Exchange Shares from the Duffy Group to Desmarais which shall serve as collateral for the Duffy Group's obligation to pay the Millennium Share Purchase Price as provided in paragraphs 3.A.1 and 4.A and shall be released by Desmarais only upon receipt of the total Millennium Share Purchase Price. In the event that the entire amount of the Millennium Shre Purchase Price is not paid in accordance with section 4.A, Desmarais shall have the right to direct the Escrow Agent to collect such amount equal to the unpaid portion of the Millennium Share Purchase Price, plus an amount of $100,000.00 as a penalty, from the sale of the remaining Millennium Shares. In the event that the following such sale of the remaining Millennium Shares, there remains a balance due to Desmarais of the Millennium Share Purchase Price, then the Escrow Agent shall effect on the Collateral to collect such remaining balance. Any remaining Millennium Shares and/or Collateral shall be returned to Duffy.

(6) Millennium shall appoint two individuals representing the Duffy Group to the Millennium Board of Directors, bring the total number of members of the Millennium Board of Directors to five (5).

B. The Escrow Agent shall not be responsible for the genuineness of any document or signature and may rely conclusively upon any instrument believed in good faith to be genuine or signed by the proper person. The Escrow Agent shall have no responsibility except for the performance of its expressed duties hereunder, and no additional duties shall be implied. No amendment or modification of this Agreement or waiver of its terms shall affect the duties of the Escrow Agent unless the Escrow Agent consents thereto in writing. The Escrow Agent shall not be liable for any act or omission in the performance of its duties as Escrow Agent unless such act or omission constitutes bad faith, gross negligence or fraud. The Escrow Agent shall not be required to institute or defend any legal action involving matters referred to herein or which affects the duties or liabilities of the Escrow Agent hereunder unless requested to do so by a party to this Agreement, and then only upon receiving full indemnity satisfactory to the Escrow Agent against any and all claims, liabilities, and expenses related thereto. If a dispute arises among the parties in relation to the Escrow Agent or its duties, the Escrow Agent may act or refrain from acting (a) in reliance upon the advice of its counsel, or (b) until required to do so by an order of court of competent jurisdiction, and shall not be liable for so acting or refraining from acting.

4. CLOSING TRANSACTIONS

A. Following the opening of Escrow, the Duffy Group shall commence remitting to Desmarais and the Millennium Shareholders the balance of the Millennium Shares Purchase Price at the rate of $100,000 US due and payable every 30 days from the Escrow Date. All payments shall be made to the Escrow Agent for the benefit of Desmarais and the Millennium Shareholders and shall be remitted by the Escrow Agent pursuant to the joint written instructions of Desmarais and the Millennium Shareholders which shall be provided at, or immediately following, the Closing.

B. Upon the Duffy Group remitting to the Escrow Agent payments totaling $250,000 towards the total Millennium Share Purchase Price, the Escrow Agent shall release to the Duffy Group 3,125,000 of the Millennium Shares and shall simultaneously release the Exchange Shares to the Guitron Shareholders at the rate as described in Paragraph 2.B above.

C. Following the payment of $250,000 and the release of the first 3,125,000 of the Millennium Shares as described in subparagraph B above, upon the final payment made by the Duffy Group towards to Millennium Share Purchase Price to the Escrow Agent, the Escrow Agent shall release to the Duffy Group the remaining 1,250,000 of the Millennium Shares.

D. Closing of the transactions contemplated by this Agreement (the "Closing") shall occur upon the remittance of payment of the entire amount of the Millennium Share Purchase Price to Desmarais, either pursuant to paragraph 4.A or paragraph 3.A.(5) and the release from Escrow of the Millennium Shares, the Exchange Shares and the Collateral; the date on which these transactions occur shall be deemed to be the "Closing Date".

5. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM AND DESMARAIS

Millennium and Desmarais hereby represent and warrant to the Duffy Group and the Guitron Shareholders that:

A. Organization. Millennium is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware with all requisite power and authority to enter into, and perform its obligations under this Agreement. Millennium is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by Millennium and constitutes a valid and binding agreement of Millennium enforceable against Millennium in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Millennium or Desmarais is a party or to which the Millennium Shares are subject.

C. Capitalization. Schedule 5.C sets forth the authorized capitalization of Millennium. All of the outstanding shares of common stock of Millennium are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D. Certificates of Incorporation and Bylaws. Millennium has heretofore delivered to the Duffy Group true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws of Millennium. The minute book of Millennium accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Millennium to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, other than requisite shareholder approval, which Millennium will use all reasonable efforts to obtain. Millennium represents and warrants that it will use all reasonable efforts to obtain the requisite shareholders' approval of this Agreement.

F. Legal Status. The Millennium Shares are, or upon issuance shall be genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which the Millennium is bound.

G. Title. Desmarais and the Millennium Shareholders will transfer the Millennium Shares to the Duffy Group with good title and no encumbrances or liens thereon, except as may be created or exist as a result of the Escrow. Millennium will issue and deliver the Exchange Shares to the Guitron Shareholders with good title and no encumbrances or liens thereon, except as may be created or exist as a result of the Escrow.

H. Transfer. Desmarais agrees further to defend, on behalf of the Duffy Group and his successors, heirs and assigns, as the case may be, the title to the Millennium Shares.

6. REPRESENTATIONS AND WARRANTIES OF GUITRON AND THE GUITRON SHAREHOLDERS.

The Guitron Shareholders and Guitron hereby represent and warrant to Millennium that:

A. Organization. Guitron is a corporation duly organized, validly existing and in good standing, under the laws of the Province of Quebec with all requisite power and authority to enter into, and perform the obligations under this Agreement. Guitron is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by an authorized representative of Guitron and each of the Guitron Shareholders and constitutes a valid and binding agreement of Guitron and each of the Guitron Shareholders, enforceable against each of them in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Guitron or any Shareholder is a party or to which the Guitron Shares are subject.

C. Capitalization. Schedule 6.C sets forth the authorized capitalization of Guitron. All of the Guitron Shares are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D. Certificates of Incorporation and Bylaws. Guitron has heretofore delivered to Millennium true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws of Guitron. The minute book of Guitron accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Guitron to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, other than requisite shareholder approval, which Guitron will use all reasonable efforts to obtain. Guitron represents and warrants that it will use all reasonable efforts to obtain the requisite shareholders' approval of this Agreement.

F. Legal Status. The Guitron Shares are genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which any of the Guitron Shareholders or Guitron is bound.

G. Title. Upon delivery to Escrow, the Guitron Shares shall be delivered with good title and no encumbrances thereon, other than as created by the Escrow.

I. Transfer. The Guitron Shareholders and Guitron agree further to defend, on behalf of Millennium and its successors and assigns, title to the Guitron Shares.

7. COVENANTS AND AGREEMENTS OF GUITRON

A. Conduct of Business in the Ordinary Course. From the date hereof through the Closing

Date, Guitron shall conduct its business in a reasonably prudent and professional manner and neither the Guitron Shareholders nor the Board of Directors of Guitron shall approve of any extraordinary transaction by Guitron without the prior written consent of Millennium.

B. Permits and Services. From the date hereof through the Closing Date, Guitron shall use its best efforts to preserve any Permits in full force and effect and to keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

C. Litigation. From the date hereof through the Closing Date, Guitron shall notify Millennium promptly of any actions or proceedings that are threatened again Guitron or against any officer, director, employee, properties or assets of Guitron.

D. Due Diligence. Prior to the Closing Date, Millennium shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Guitron and such examination of the books, records, tax returns, results of operations and financial condition of Guitron as Millennium wishes.

E. Acquisition Proposals. From the date hereof through the Closing Date, neither any of the Guitron Shareholders, nor Guitron, nor any of the officers, directors, employees, representatives or agents of Guitron, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than Millennium) concerning any merger, consolidation, liquidation, dissolution, or disposition of assets of Guitron or any transfer of any of the outstanding securities of Guitron (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. Guitron shall promptly communicate to Millennium the terms of any Acquisition Proposal, which he or any such other Person may receive.

F. Further Assurances. Guitron shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Guitron shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

8. COVENANTS AND AGREEMENTS OF MILLENNIUM

A. Listing of Common Stock on OTC:BB. Millennium covenants with the Duffy Group, Guitron and the Guitron Shareholders that, upon this Agreement being fully executed by all parties hereto, it shall immediately apply to, or cause an application to be filed with, the NASD for the common stock of Millennium to be quoted on the Over-the-Counter Bulletin Board quotation system. The parties acknowledge and agree that receipt of such approval is an express condition to the Closing. In the event that such approval is not received within ninety (90) days of the date of execution of this Agreement, the Duffy Group and Guitron shall each have the right to terminate this Agreement.

B. Conduct of Business in the Ordinary Course. From the date hereof through the Closing

Date, Millennium shall conduct its business in a reasonably prudent and professional manner and neither the Millennium Shareholders nor the Board of Directors of Millennium shall approve of any extraordinary transaction by Millennium without the prior written consent of Guitron.

C. Permits and Services. From the date hereof through the Closing Date, Millennium shall use its best efforts to preserve any Permits in full force and effect and to keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

D. Litigation. From the date hereof through the Closing Date, Millennium shall notify Guitron promptly of any actions or proceedings that are threatened again Millennium or against any officer, director, employee, properties or assets of Millennium.

E. Due Diligence. Prior to the Closing Date, Guitron shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Millennium and such examination of the books, records, tax returns, results of operations and financial condition of Millennium as Guitron wishes.

F. Acquisition Proposals. From the date hereof through the Closing Date, neither Millennium, nor any of the officers, directors, employees, representatives or agents of Millennium, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than Guitron) concerning any merger, consolidation, liquidation, dissolution, or disposition of assets of Millennium or any transfer of any of the outstanding securities of Millennium (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. Millennium shall promptly communicate to Guitron the terms of any Acquisition Proposal, which it or any such other Person may receive.

G. Further Assurances. Millennium shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Millennium shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

9. CONDITIONS PRECEDENT TO THE OBLIGATION OF MILLENNIUM AND DESMARAIS TO CLOSE.

The obligation of Millennium to enter into and complete the Closing is subject, at Millennium's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by it, to the extent permitted by law.

A. Representations and Covenants. The representations and warranties of Guitron and the Guitron Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. The Guitron Shareholders and Guitron shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Guitron Shareholders and/or Guitron on or prior to the Closing Date. The Shareholders and Guitron shall have delivered to Millennium a certificate of the Guitron Shareholders and Guitron, dated the Closing Date, and signed by the Guitron Shareholders and an officer of Guitron to the foregoing effect.

B. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with Guitron that may be required in connection with the performance by the Guitron Shareholders of their respective obligations under this Agreement or the continuance of such Contracts with the Guitron Shareholders or Guitron in full and effect after the Closing shall have been obtained.

C. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a Material Adverse Effect on Guitron.

D. No Change in Capitalization. On the Closing Date, the capitalization of Guitron shall be as represented in Schedule 6.C.

E. Cooperation. The Shareholders and Guitron shall have provided Millennium or its representatives with any other certificates or other documents related to this Agreement or the business and operations of Guitron or in connection with the Closing that Millennium may request and shall otherwise have cooperated in Millennium's examination of the business and operations of Guitron.

F. Appointment of Representative to the Board of Directors of Guitron. Guitron, at or prior to the Closing, shall appoint or cause to have appointed two (2) representatives from Millennium to Guitron's Board of Directors.

G. Signatories. Guitron, at or prior to receiving any funds from the Offering, shall execute all bank documents and authorizations necessary so that the expenditure of any of its funds shall require the signature of one officer of Guitron and one officer or designee of Millennium. In the event that this Agreement terminates pursuant to Subsection 3.C, then upon the repayment of all amounts deemed to be a loan to Millennium under Subsection 3.C, and all accrued interest thereon, Millennium shall remove its officer or designee from all bank accounts of Guitron.

10. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE DUFFY GROUP, THE GUITRON SHAREHOLDERS AND GUITRON TO CLOSE.

The obligation of the Guitron Shareholders and Guitron to enter into and complete the Closing is subject, at the option of the Guitron Shareholders and Guitron, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A. Listing on OTC:BB. Prior to the Closing, Millennium shall have received the approval from the NASD described in Paragraph 8.A above.

B. Representations and Covenants. The representations and warranties of Millennium contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. Millennium shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Millennium on or prior to the Closing Date. Millennium shall have delivered to the Guitron Shareholders and Guitron a certificate of Millennium, dated the Closing Date, and signed by an appropriate officer of Millennium to the foregoing effect.

C. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with Millennium that may be required in connection with the performance by Millennium of its obligations under this Agreement or the continuance of such Contracts with Millennium in full force and effect after the Closing shall have been obtained.

D. Shareholder Consents. The Millennium Shareholders shall have approved of the execution and performance by Millennium of this Agreement.

E. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a Material Adverse Effect on Millennium.

F. Cooperation. Millennium shall have provided the Guitron Shareholders and Guitron or its representatives with any other certificates or other documents related to this Agreement or the business and operations of Millennium or in connection with the Closing that the Guitron Shareholders or Guitron may request and shall otherwise have cooperated in the Shareholder's or Guitron's examination of the business and operations of Millennium.

G. Appointment of Representatives to the Board of Directors of Millennium. Millennium, at the signing of this Agreement, shall appoint or cause to have appointed to its board of directors two directors from Guitron, such that the Board of Millennium shall be composed of 5 directors.

11. REMEDIES.

In the event that the Duffy Group does not pay the Millennium Share Purchase Price as provided in Paragraph 4 above, then Desmarais shall have the right to effect on the Collateral as more particularly described in paragraph 3.A.5.

12. MISCELLANEOUS.

A. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by facsimile transmission, registered or certified mail, postage prepaid, addressed as follows:

To Guitron, the Duffy Group or the Guitron Shareholders:

1 Place du Commerce, Suite 235
Nunns Island, Quebec H3E 1A4
Facsimile: 514 732-0300

To Millennium or Desmarais:

Bruno Desmarais
2160 de la Montagne
Bureau 700
Montreal, Quebec H3G 2T3
Facsimile: 514 845-1326

To Escrow Agent:

Lawler & Associates
1530 9th Avenue, S.E.
Calgary, Alberta T2G 0T7
Attn.: Mr. W. Scott Lawler, Esq.
Facsimile: 403-272-3620

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. Assignment. Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

F. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H. Broker's and Finders' Fee. The Shareholders, Guitron and Millennium warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K. Mandatory Arbitration. (a) Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any related agreements ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 12.K (a). Judgment upon the award rendered may be entered in any court having jurisdiction.

(b) Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in Section.11.K(a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a reference in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court on which such proceeding was commenced.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

GUITRON CORPORATION, INC., a Delaware corporation	MILLENNIUM CAPITAL VENTURE HOLDINGS, INC., a Colorado corporation
By: /s/ Richard Duffy Name: Richard Duffy Title: President	By: /s/ Bruno Desmarais Name: Bruno Desmarais Title: President
/s/ Richard Duffy RICHARD DUFFY By and on behalf of the members of the Duffy Group	/s/ Bruno Desmarais BRUNO DESMARAIS
/s/ Richard Duffy RICHARD DUFFY By and on behalf of the Guitron Shareholders

ESCROW AGENT:

I hereby agree to act as Escrow Agent under this Agreement and perform the duties and obligations set forth in Section 3 hereof with the express understanding that my duties and obligations under this Agreement are limited to the provisions of Section 3 hereof.

 _____________________________

Schedule 5.C
Capitalization of Millennium

Issued & Outstanding Stock Options & Warrants	6,000,000
Fully Diluted	6,000,000

Schedule 6.C
Capitalization of Guitron

Issued & Outstanding
Stock Options or Warrants

Fully Diluted